Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,265,802)
Unrealized Gain (Loss) on Market Value of Futures	2,083,704
Dividend Income	64
Interest Income	4,374
ETF Transaction Fees	1,050
Total Income (Loss)	$(3,176,610)

Expenses
General Partner Management Fees	$36,552
Professional Fees	15,584
Brokerage Commissions	8,886
Non-interested Directors' Fees and Expenses	449
Prepaid Insurance Expense	334
NYMEX License Fee	914
SEC & FINRA Registration Expense	3,818
Total Expenses	66,537
Expense Waiver	(21,144)
Net Expenses	$45,393
Net Income (Loss)	$(3,222,003)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/15	$74,150,527
Additions (200,000 Shares)	5,983,641
Net Income (Loss)	(3,222,003)

Net Asset Value End of Month	$76,912,165
Net Asset Value Per Share (2,550,000 Shares)	$30.16

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612